Exhibit 21.1

Subsidiaries of Quest Software, Inc.

Name	Jurisdiction of Organization
1397639 ONTARIO, LTD	Canada
881229 ALBERTA ULC	Canada
ACTIVE CONCEPTS INC.	California
ACTIVE CONCEPTS PTY LTD	Australia
AELITA SOFTWARE (UK) LTD	UK
AELITA SOFTWARE CORPORATION	Delaware
BAKBONE SOFTWARE GMBH	Germany
BAKBONE SOFTWARE INDIA PVT. LTD.	India
BAKBONE SOFTWARE SARL	France
BAKBONE SOFTWARE, INC.	California
BAKBONE SOFTWARE, LTD.	UK
BITKOO, LLC	California
BOLTS ACQUISITION CORPORATION	Canada
CHANGE BASE LIMITED	UK
CHARONWARE SRO	Czech Republic
COLDSPARK, INC.	Delaware
*CSCAN ACQUISITION CORP.	New York
FASTLANE TECHNOLGIES CORPORATION	Delaware
FASTLANE TECHNOLOGIES (UK) LTD	UK
FRESH DEW INVESTMENTS LTD.	British Virgin Islands
*FVISIONS ACQUISITION CORP.	Nevada
IMCEDA SOFTWARE AUSTRALIA PTY LTD	Australia
IMCEDA SOFTWARE, INC.	Delaware
IMCEDA TECHNOLOGIES, PTY, LTD.	Australia
INVIRTUS, INC.	Delaware
LECCO TECHNOLOGY (UK) LIMITED	UK
LECCO TECHNOLOGY INC.	Delaware
LECCO TECHNOLOGY INC., CANADA	Canada
MAGNUM TECHNOLOGIES, INC.	Minnesota
MESSAGEWISE, INC .	Canada
MURECIA INVESTMENTS LTD.	British Virgin Islands
NETPRO COMPUTING CANADA, INC.	Arizona
NETPRO COMPUTING FRANCE, INC.	Arizona
NETPRO COMPUTING GERMANY, INC.	Arizona
NETPRO COMPUTING INC.	Delaware
NETPRO COMPUTING UK, INC.	Arizona
NETPRO ENGINEERING, INC.	Arizona
NETPRO EUROPE, INC.	Arizona
OPTIGROWTH CAPITAL SARL	Luxembourg
PACKETTRAP NETWORKS, INC.	Delaware
PASSGO TECHNOLOGIES LIMITED	UK
PASSGO TECHNOLOGIES TRUSTEES LTD	UK
Q.S.I. QUEST SOFTWARE ISRAEL LIMITED	Israel
QSFT INDIA PRIVATE LIMITED	India
QSFT SVENSKA AB	Sweden
QUEST ACQUISITION CORPORATION	California
QUEST HOLDING COMPANY, LLC	California
QUEST HOLDINGS SARL	Luxembourg
QUEST SCANDINAVIA A/S	Denmark
QUEST SOFTWARE (UK) LIMITED	UK
QUEST SOFTWARE (ZHUHAI) LTD.	China
QUEST SOFTWARE BEIJING COMPANY LIMITED	China
QUEST SOFTWARE BELGIUM NV	Belgium
QUEST SOFTWARE CANADA, INC.	Canada
QUEST SOFTWARE COMPANY LIMITED	Ireland
QUEST SOFTWARE ESPANA, SL	Spain
QUEST SOFTWARE FRANCE SARL	France
QUEST SOFTWARE GMBH	Germany
QUEST SOFTWARE GREATER CHINA LTD	Hong Kong
QUEST SOFTWARE INC.	Delaware

Subsidiaries of Quest Software, Inc. (Continued)

Name	Jurisdiction of Organization
QUEST SOFTWARE INTERNATIONAL LIMITED	Ireland
QUEST SOFTWARE ITALIA -S.R.L. UNIPERSONALE	Italy
QUEST SOFTWARE JAPAN, LTD.	Japan
QUEST SOFTWARE JAVA SUPPORT CENTRE B.V.	Netherlands
QUEST SOFTWARE KOREA LTD.	Korea
QUEST SOFTWARE LIMITED	Hong Kong
QUEST SOFTWARE LTDA	Brazil
QUEST SOFTWARE MEXICO S DE RL DE CV	Mexico
QUEST SOFTWARE NEDERLAND B.V.	Netherlands
QUEST SOFTWARE NEW ZEALAND LTD	New Zealand
QUEST SOFTWARE NORGE AS	Norway
QUEST SOFTWARE PTY LTD	Australia
QUEST SOFTWARE PUBLIC SECTOR, INC.	Delaware
QUEST SOFTWARE SALES SDN BHD	Malaysia
QUEST SOFTWARE SINGAPORE PTY LIMITED	Singapore
QUEST SOFTWARE SWITZERLAND GMBH	Switzerland
SAFARI I INC.	Delaware
SAFARI II GENERAL PARTNER LLC	Delaware
SAFARI II INC.	Delaware
SAFARI II LIMITED PARTNERSHIP	Canada
SAFARI LIMITED PARTNERSHIP	Canada
SCRIPTLOGIC AUSTRALIA PTY LTD	Australia
SCRIPTLOGIC CORPORATION	Delaware
*SMARSH CRM SERVICES, INC.	Arizona
*SMARSH INC.	New York
SURGIENT LIMITED	UK
SURGIENT, INC.	Delaware
SYMLABS ESPANA S.L.	Spain
SYMLABS S.A.	Portugal
SYMLABS, INC.	Delaware
VINTELA AUSTRALIA PTY. LTD	Australia
VINTELA PTY. LTD.	Australia
VINTELA, INC.	Utah
VIRTUAL FABRIX, INC.	California
VIZIONCORE, INC.	Illinois
VKERNEL CORPORATION	Delaware
WEDGETAIL COMMUNICATIONS, INC.	Delaware

*	Quest Software, Inc. owns a 60% voting equity interest in Smarsh, Inc. Smarsh, Inc. wholly owns the following subsidiaries: CSCAN Acquisition Corp., FVisions Acquisition Corp., and Smarsh CRM Services, Inc.